Exhibit 16.1

September 30, 2024

U.S. Securities and Exchange
Commission Office of the Chief	Audit • Tax • Advisory
Accountant	Grant Thornton Taiwan
100 F Street, NE	5F., No. 21, Sec. 6,
Washington, DC 20549	Zhongxiao E. Rd., Nangang Dist., Taipei City 115, Taiwan (R.O.C.)
T 02-27890887
F 02-27891005

Re: TNL Mediagene
File No. 333-280161

Dear Sir or Madam:

We have read the section entitled Change in Registrant’s Certifying Accountant of Form F-4 of TNL Mediagene dated September 30, 2024, of the Item 16F of Form 20-F of The TNL Mediagene and agree with the statements concerning our Firm contained therein.

Very truly yours

Grant Thornton Taiwan

Grant Thornton Taiwan

Taiwan member firm of Grant Thornton International Ltd